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EXHIBIT 99.1

[Graphic Omitted: Logo]                                        NEWS RELEASE

For Immediate Release

                 NCO Portfolio Announces FOURTH QUARTER Results
                       with net income OF $0.15 Per Share

BALTIMORE, MD, February 11, 2003 - NCO Portfolio Management, Inc.
("NCPM")(Nasdaq: NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that during the fourth quarter of 2002 it achieved net income of $0.15 per share, on a diluted basis.

Total collections on purchased accounts receivable for the fourth quarter of 2002 were $34.6 million, an increase of $8.8 million, or 34.1%, from $25.8 million in the fourth quarter a year ago. Revenue in the fourth quarter of 2002 was up $500,000, or 3.1%, to $16.7 million from $16.2 million the previous year. Income from operations was $5.2 million for the fourth quarter of 2002, a decrease of $2.2 million, or 29.7%, from $7.4 million a year ago. During the fourth quarter of 2002, net income was $2.0 million, or $0.15 per share, on a diluted basis, compared to net income of $3.5 million, or $0.26 per share, on a diluted basis, from the fourth quarter in the previous year.

Total collections for the years ended 2002 and 2001 were $121.8 million and $104.1 million, respectively. Revenue for the years ended 2002 and 2001 was $63.4 million and $62.9 million, respectively, with income from operations for 2002 and 2001 of $21.3 million and $28.6 million, respectively. Net income for the year ended 2002 was $8.8 million, or $0.65 per share, on a diluted compared to $13.1 million, or $1.02 per share, on a diluted basis for the year ended 2001.

Operating expenses were $11.5 million and $8.8 million in the fourth quarter of 2002 and 2001, respectively. Included in operating expenses for the fourth quarter of 2002 and 2001 was $10.2 million and $7.1 million of servicing fees, respectively, paid for collection activities, including contingency legal fees. It is important to note that servicing fees are paid as a percentage of collections and not as a function of revenue. Servicing fees as a percentage of collections for the fourth quarter of 2002 and 2001 were 30% and 27%, respectively. All of the servicing fees for the fourth quarter of 2002 and 2001 were paid to NCO Group, Inc. ("NCOG")(Nasdaq: NCOG). NCOG owns 63.347% of our outstanding common stock. Selling, general and administrative expenses for the quarter have been reduced by $340,000 relating to the reduction of certain estimated merger related liabilities as finally determined from the closure of Creditrust's Chapter 11 bankruptcy, in the fourth quarter.

Total overall collections for the quarter ended December 31, 2002 met our expectations. However, on several portfolios acquired over a year ago, collections shortfalls in the fourth quarter resulted in reductions in expected future collections. Some of these shortfalls were significant enough to create impairments as the current expected future collections fell below the current carrying values on these portfolios. These impairments are despite normal, ongoing adjustments to projected collections from the time of acquisition forward. The impairments recorded during the fourth quarter of 2002 and 2001 were approximately $339,000 and $865,000, respectively, which represented 0.2% and 0.6%, of the carrying value of total purchased accounts receivable as of December 31, 2002 and 2001, respectively. The combined carrying values of all impaired portfolios as of December 31, 2002 and 2001 totaled $5.8 million, or 3.9%, and $5.7 million, or 4.2%, respectively, of total purchased accounts receivable.

In December 2002, we purchased an 80% interest in a portfolio from a major financial institution in the United Kingdom, our first non-domestic portfolio. The portfolio is comprised of charged-off consumer loans to residents of the United Kingdom. Our 20% partner in the transaction is NCO Financial Services
(UK) Ltd. (NCO (UK)). NCO (UK) is a wholly-owned subsidiary of NCOG whose principal business is contingency fee based collections in the United Kingdom. NCO (UK) also purchases receivables in the United Kingdom. NCO (UK) has been servicing the portfolio since originally outsourced by the seller and will continue to do so under the partnership agreement between the two companies. NCO
(UK) will receive a preferred distribution for its services to the partnership including the ongoing servicing of the receivables. Thereafter, collections are split 80% to NCPM and 20% to NCO (UK). The partnership is consolidated in NCPM's financial statements and the 20% interest of NCO (UK) is deducted from earnings as a minority interest in consolidated earnings. The minority interest was $15,000 for the quarter ended December 31, 2002.



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Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive
Officer, stated, "While we continue to operate in a difficult economy, we feel that we had a very productive quarter. Purchases of delinquent receivables increased, overall financial performance was within our previously announced guidance, and we continued to focus on the operational discipline that is required when buying and managing receivables in the current climate. During the quarter we deployed over $20.4 million dollars and continued to see very strong collection performance in the portfolios we purchased during a weaker economy. These positive trends continue to be dampened by lower than expected collection streams on some of our older portfolios that were purchased during a stronger economy. As we move into 2003 and beyond, we are properly positioned to take advantage of purchase opportunities in multiple markets, including larger portfolios, the traditional smaller market where we typically source the majority of our opportunities and the UK market where we will be partnering with our sister company NCO Financial Services (UK) Ltd."

The Company also announced that it will host an investor conference call on Wednesday, February 12, 2002 at 10:00 a.m., ET, to address the items discussed in this press release for the third quarter earnings in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 374-2400 (domestic callers) or (706) 679-8517 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 8136323.

For further information:

At NCO Portfolio Management, Inc.      At FRB/Weber Shandwick
Michael J. Barrist,                    Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                       Nicole Engel (Analyst) - (212) 445-8452
(215) 441-3000
Richard J. Palmer, SVP,
Finance and CFO
(443) 436-4525
email: rick.palmer@ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2003 and beyond, statements as to the effects of the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.
                        ________________________________


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                         NCO Portfolio Management, Inc.
                        Unaudited Selected Financial Data
                    (in thousands, except per share amounts)

 Statements of Income:
                                                 For the three months ended December 31,        For the year ended December 31,
                                                 ---------------------------------------     -------------------------------------
                                                     2001                      2002               2001                   2002
                                                 -------------             -------------     -------------           -------------
Revenue
                                                 $      16,206             $      16,663     $      62,929           $      63,379


Operating costs and expenses:
   Payroll and related expenses                            291                       101             1,624                   1,532
   Servicing fee expenses                                7,078                    10,238            27,771                  35,534
   Selling, general and administrative expenses            510                       707             2,017                   2,794
   Amortization expense                                     75                        92               250                     320
   Impairment of purchased accounts receivable             865                       339             2,649                   1,935
                                                 -------------             -------------     -------------           -------------
                                                         8,819                    11,477            34,311                  42,115
                                                 -------------             -------------     -------------           -------------
                                                         7,387                     5,186            28,618                  21,264
Other income (expense):
   Interest and investment income                          372                       455               531                   1,024
   Interest expense                                     (2,131)                   (2,462)           (8,230)                 (8,224)
                                                 -------------             -------------     -------------           -------------
                                                        (1,759)                   (2,007)           (7,699)                 (7,200)
                                                 -------------             -------------     -------------           -------------
Income before income tax expense                         5,628                     3,179            20,919                  14,064

Income tax expense                                       2,111                     1,186             7,845                   5,269
                                                 -------------             -------------     -------------           -------------

Income from operations before minority interest          3,517                     1,993            13,074                   8,795

Minority interest                                            -                       (15)                -                     (15)
                                                 -------------             -------------     -------------           -------------

Net income                                       $       3,517             $       1,978     $      13,074           $       8,780
                                                 =============             =============     =============           =============

Net income per share:
     Basic                                       $        0.26             $        0.15     $        1.02           $        0.65
                                                 =============             =============     =============           =============
     Diluted                                     $        0.26             $        0.15     $        1.02           $        0.65
                                                 =============             =============     =============           =============

Weighted average shares outstanding:
     Basic                                              13,576                    13,576            12,871                  13,576
     Diluted                                            13,576                    13,576            12,871                  13,577


Selected Balance Sheet Information:
                                               As of December 31,        As of December 31,
                                                      2001                      2002
                                                 -------------             -------------
Cash and cash equivalents                        $       6,509             $       6,388
Purchased accounts receivable                          136,339                   148,968
Total assets                                           153,712                   167,797

Notes payable                                           45,379                    55,264
Notes payable - affiliates                              47,130                    36,880
Shareholders' equity                                    57,864                    66,638


Other Selected Financial Information:
                                                 For the three months ended December 31,         For the year ended December 31,
                                                 ---------------------------------------     -------------------------------------
                                                      2001                     2002              2001                    2002
                                                 -------------             -------------     -------------           -------------

Collections                                      $      25,825             $      34,596     $     104,080           $     121,806
                                                 =============             =============     =============           =============

Revenue                                          $      16,206             $      16,663     $      62,929           $      63,379
                                                 =============             =============     =============           =============
Revenue as a percentage of collections                     63%                       48%               60%                     52%

Amortization of purchased accounts receivable    $       9,619             $      17,933     $      41,151           $      58,427
                                                 =============             =============     =============           =============
Amortization as a percentage of collections                37%                       52%               40%                     48%

Servicing fee expenses                           $       7,078             $      10,238     $      27,771           $      35,534
                                                 =============             =============     =============           =============
Servicing fee expenses as a percentage
  of collections                                           27%                       30%               27%                     29%

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